UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania, 19087

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On December 29, 2025, Radian Group Inc. (“Radian” or the “Company”) entered into a $600 million note (the “Intercompany Note”) with Radian Guaranty Inc., (“RGI”) its wholly owned subsidiary. The Intercompany Note has a ten-year term and bears interest at a rate of 6.50% per annum. As previously disclosed, the Company will use the proceeds of the Intercompany Note to fund a portion of the purchase price payment to acquire Inigo Limited, a limited liability company incorporated in England and Wales (“Inigo). Radian expects to close the pending acquisition of Inigo in February 2026, subject to the satisfaction of customary closing conditions.

The Intercompany Note was approved by the Pennsylvania Insurance Department (the “Department”). As a condition to receiving approval from the Department, the Company has agreed to provide certain enhanced reporting to the Department while the Intercompany Note remains outstanding and to prepay the Intercompany Note prior to maturity, in whole or in part, if RGI needs additional liquidity to meet its policyholder obligations. Additionally, while the Intercompany Note remains outstanding, RGI is required to comply with certain conditions, including, most notably, obtaining prior approval from the Department for all dividends paid by RGI for a period of three years (which the Company may request to be reduced, or the Department may, in certain circumstances, extend for up to five years) and maintaining a minimum policyholders’ surplus of $500 million, among other conditions.

Cautionary Note Regarding Forward-Looking Statements

All statements in this Current Report on Form 8-K that address events, developments or results that Radian expects or anticipates may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “pursue,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, including, without limitation, statements regarding the expected completion, financing and timing of the acquisition are made on the basis of management’s current views and assumptions with respect to future events. These statements speak only as of the date they were made, and Radian undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company operates in a changing environment where new risks emerge from time to time and it is not possible to predict all risks that may affect Radian. The forward-looking statements are not guarantees of future performance, and the forward-looking statements, as well as Radian’s prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.

For more information regarding these risks and uncertainties as well as certain additional risks that Radian faces, you should refer to “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its quarterly report on Form 10-Q for the quarterly period ended September 30, 2025, as well as to subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission. Radian cautions you not to place undue reliance on these forward-looking statements, which are current only as of the date on which this press release was issued. The Company does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)
Date: December 29, 2025

By:	/s/ Elizabeth Diffley
Elizabeth Diffley
Executive Vice President and Corporate Secretary